Exhibit 99.1

500 Expressway Drive South, Brentwood, NY 11717

Phone: 631.231.4600

www.medical-action.com

CONTACT:	Charles L. Kelly – Chief Financial Officer
MEDICAL ACTION INDUSTRIES INC.
(631) 231-4600

FOR IMMEDIATE RELEASE

MEDICAL ACTION INDUSTRIES REPORTS

FIRST QUARTER 2012 RESULTS

BRENTWOOD, NY, August 3, 2011 – Medical Action Industries Inc. (NASDAQ/MDCI), a leading supplier of medical and surgical disposable products, today reported results for the fiscal 2012 first quarter ended June 30, 2011.

Net sales for the first quarter of fiscal 2012 were $106,473,000, an increase of $39,677,000, or 59%, compared to the $66,796,000 in net sales reported for the comparable prior year period. Net sales for the first quarter of fiscal 2012 included $33,597,000 in custom procedure tray sales generated by AVID Medical Inc., which was acquired by Medical Action on August 27, 2010. Excluding sales of custom procedure trays, Medical Action’s net sales for the first quarter of fiscal 2012 were $72,876,000, representing an increase of $6,080,000, or 9%, from the comparable prior year period.

Net income for the first quarter of fiscal 2012 was $263,000 or $0.02 per basic and diluted share, versus the $496,000, or $0.03 per basic and diluted share, reported for the comparable prior year period.

“Our management team is focused on growing sales and enhancing our product and service offerings while improving operational efficiencies,” said Chief Executive Officer and President Paul D. Meringolo. “Net sales have increased from the comparable prior year period and the fourth quarter of fiscal 2011. We are pleased with the progress made in increasing sales and with the momentum our sales team has generated in the market,” Meringolo said. “Raw material costs, particularly resin and cotton, continue to influence our gross margins. In response to rising material costs we have continued to implement price increases on product lines with high resin and cotton components while managing our operating expenses.”

Medical Action invites its shareholders and other interested parties to attend its conference call at 10 a.m. (ET) on August 3, 2011. You may participate in the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #80118261. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 11 a.m. (ET) on August 3, 2011.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. Medical Action’s products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action’s common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000 Index.

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This news release contains forward-looking statements that involve risks and uncertainties regarding Medical Action’s operations and future results. Please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Form 10-K and Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share data)

	June 30,	March 31,
	2011	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,862	$1,691
Accounts receivable, less allowance for doubtful accounts of $782 at June 30, 2011 and $804 at March 31, 2011	31,252	32,330
Inventories, net	53,530	54,674
Prepaid expenses	2,037	1,702
Deferred income taxes	2,871	2,801
Prepaid income taxes	1,361	1,938
Other current assets	1,755	1,637

Total current assets	94,668	96,773

Property, plant and equipment, net	52,638	53,901
Goodwill, net	108,652	108,652
Other intangible assets, net	41,201	41,860
Other assets, net	3,245	3,319

Total assets	$300,404	$304,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,329	$17,069
Accrued expenses	20,081	22,235
Current portion of capital lease obligation	101	92
Current portion of long-term debt	16,360	16,360

Total current liabilities	50,871	55,756
Deferred income taxes	27,956	27,956
Capital lease obligations, less current portion	13,757	13,790
Long-term debt, less current portion	59,100	58,776

Total liabilities	151,684	156,278

STOCKHOLDERS’ EQUITY:
Common stock - 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,390,628 shares at June 30, 2011 and 16,383,128 shares at March 31, 2011	16	16
Additional paid-in capital	34,029	33,799
Accumulated other comprehensive loss	(437)	(437)
Retained earnings	115,112	114,849

Total stockholders’ equity	148,720	148,227

Total liabilities and stockholders’ equity	$300,404	$304,505

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2011	2010
	(Unaudited)

Net sales	$106,473	$66,796
Cost of sales	89,501	54,258

Gross profit	16,972	12,538

Selling, general and administrative expenses	15,428	10,151

Operating income	1,544	2,387

Interest expense, net	1,117	126

Income before income taxes and extraordinary item	427	2,261
Income tax expense	164	869

Income before extraordinary item	263	1,392
Extraordinary loss (net of tax benefit of $559)	—	(896)

Net income	$263	$496

Per share basis:
Basic
Income before extraordinary item	$0.02	$0.09
Extraordinary loss	$—	$(0.06)

Net income	$0.02	$0.03

Diluted
Income before extraordinary item	$0.02	$0.08
Extraordinary loss	$—	$(0.05)

Net income	$0.02	$0.03

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED JUNE 30, 2011

(Unaudited)

(dollars in thousands, except share data)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount

Balance at March 31, 2011	16,383,128	$16	$33,799	($437)	$114,849	$148,227
Exercise of stock options	7,500	—	20	—	—	20
Amortization of deferred compensation	—	—	6	—	—	6
Tax benefit from vesting of stock under restricted management stock bonus plan and exercise of options	—	—	20	—	—	20
Stock-based compensation	—	—	184	—	—	184
Net income	—	—	—	—	263	263

Balance at June 30, 2011	16,390,628	$16	$34,029	($437)	$115,112	$148,720

MEDICAL ACTION INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Three Months Ended June 30,
	2011	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$263	$496
Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary loss	—	1,455
Depreciation	1,461	1,085
Amortization	1,097	539
Increase in allowance for doubtful accounts	3	3
Deferred income taxes	—	136
Stock-based compensation	190	72
Excess tax liability from stock-based compensation	(70)	—
Tax benefit from vesting of stock under restricted management stock bonus plan and exercise of stock options	20	8
Changes in operating assets and liabilities:
Accounts receivable	1,075	11
Inventories	1,144	(4,042)
Prepaid expenses and other current assets	(453)	(502)
Other assets	(367)	(59)
Accounts payable	(2,740)	913
Prepaid income taxes	577	131
Accrued expenses	(2,154)	(2)

Net cash provided by operating activities	46	244

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(198)	(847)
Proceeds from sale of property and equipment	3	—

Net cash used in investing activities	(195)	(847)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit and long-term borrowings	12,202	12,460
Principal payments on revolving line of credit and long-term borrowings	(11,878)	(15,685)
Principal payments on capital lease obligation	(24)	—
Proceeds from exercise of stock options	20	65

Net cash provided by (used in) financing activities	320	(3,160)

Net increase (decrease) in cash and cash equivalents	171	(3,763)
Cash and cash equivalents at beginning of period	1,691	5,641

Cash and cash equivalents at end of period	$1,862	$1,878

Supplemental disclosures:
Interest paid	$950	$119
Income taxes (refunded) paid	$(362)	$36